ASSET PURCHASE AGREEMENT

by and between

CAREY J. KRIZ

as “Seller,”

and

ATOMIC PAINTBALL, INC.

as “Buyer”

Dated as of October 31, 2014

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of this 31st day of October, 2014, is by and between Atomic Paintball, Inc., or its designee (“Buyer”), and Carey J. Kriz (the “Seller”).

RECITALS

A. Seller owns various source code, software programs and applications, compilations of code, software routines, subroutines and the like, patent applications, copyrights, trade secrets, know-how and other intellectual property which forms a proprietary information system designed to perform functions including but not limited to increasing the ability of retailers and manufacturers to connect with their end customers and to decrease the costs of sales/customers access (the “PIS”).

B. Buyer, after the acquisition of related intellectual property from other parties, intends to develop and market the PIS.

C. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Assets (as defined herein) related to the PIS except for the Excluded Assets (as defined below), subject to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Defined Terms.  As used herein, the terms below shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, parents-in-law, spouse and children) of such individual and any trust or estate for which such individual or one or more members of such immediate family serves as a trustee or in a similar capacity or in which such individual or one or more members of such immediate family has a substantial beneficial interest, and any Person who is Controlled by such member or trust.

“Agreement” has the meaning set forth above in the preamble to this Agreement.

“Assets” shall mean all right, title and interest of Seller in and to the PIS, and the properties, assets and rights of any and every kind, whether tangible or intangible, real, personal or mixed, owned, held or used by Seller or in which Seller has any interest whatsoever (but, in each case, only to the extent of such interest) relating to the PIS, including, without limitation, the following:

a.           all Intellectual Property directly or indirectly related to the PIS; and

b.           all Assumed Contracts.

However, the Assets shall not include any of the Excluded Assets, as defined below.

“Assumed Contacts” shall mean those Contracts which Buyer has decided to assume, by notice given to Buyer prior to Closing.

“Assumed Liabilities” shall mean Liabilities under any Assumed Contracts.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

“Books and Records” shall mean all books and records of Seller of any and every kind, including without limitation, CDs, other electronic files, lists, ledgers, files, reports, plans, drawings and records of every kind held or maintained by Seller pertaining to the Assets.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Indemnitees” shall mean Buyer and its Affiliates and their respective Personnel.

"Certification of Designation” shall mean the document to be filed by Seller with the Texas Secretary of State detailing the final privileges, rights and preferences of the Preferred Stock.

“Claim Notice” has the meaning set forth in Section 9.3.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

"Common Stock" shall mean the Seller's common stock, no par value.

“Confidentiality Agreement” shall mean the Confidentiality Agreement dated October 29, 2014, by and between Seller and Buyer.

 “Contracts” shall mean all oral or written contracts, agreements, licenses, distribution arrangements, sales and purchase agreements relating to the Assets to which Seller or an Affiliate of Seller is a party, but excluding Intellectual Property Contracts.

“Contractual Obligation” means any binding contract, obligation, agreement, commitment or undertaking, whether oral or written.

“Control” and “Controlled” shall mean the possession directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns, directly or indirectly, twenty percent (20%) or more of the securities having ordinary voting power or the election of directors of other governing body of a corporation or twenty percent (20%)  or more of the partnership, membership or other ownership interest of any other Person (other than a limited partner of such Person) will be deemed to control such corporation or person.

“Controversy” means any action, suit, proceeding, hearing, arbitration, investigation, inquiry, complaint, charge, judgment, order, decree, injunction, ruling, counterclaim, cross-claim, demand, cause of action, writ or assessment.

“Copyright” shall mean each and every registered and unregistered copyright to any original work of authorship which is fixed in any tangible medium of expression.

“Copyright Assignment” shall mean that Copyright assignment to be executed and delivered by Seller to Buyer on the Closing Date, substantially in the form of Exhibit A, whereby Seller transfers its Copyrights to Buyer.

“Disclosure Schedule” has the meaning set forth in Article 4 of this Agreement.

“Encumbrance” means any restriction, lease, lien, pledge, charge or other security interest, judgment, any mechanic’s, materialmen’s and similar liens encumbering an asset, but not (a) liens for Taxes not yet due and payable, and (b) purchase money liens and liens securing rental payments under capital lease arrangements.

“Excluded Assets” shall mean (i) any rights of Seller under this Agreement; and (ii) all Contracts other than Assumed Contracts.

“Indemnity Claim” has the meaning set forth in Section 11.4 of this Agreement.

 “Intellectual Property” shall mean any and all of the following owned by Seller or in which Seller has an interest:  (i) Trade Marks; (ii) Trade Names; (iii) inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereto; (iv) Patents and inventions upon which patent applications have not yet been filed, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof and the right to file therefor; (v) copyrightable works, Copyrights and all applications, registrations and renewals in connection therewith; (vi) Software, including source and object codes, management information systems, computer printouts, data bases and related documentation; (vii) Trade Secrets; (viii) other proprietary rights; (ix) copies and tangible embodiments of any of the foregoing, in whatever form or medium; (x) URLs and websites; (xi) licenses and sublicenses granted or obtained with respect to any of the foregoing; (xii) rights under any of the foregoing; (xiii) rights to protection or extension of interests in any of the foregoing under all applicable laws; (xiv) all claims (including claims for past infringement or misappropriation of intellectual property or intellectual property rights) and causes of action of Seller against other Persons relating to the PIS (regardless of whether or not such claims and causes of action have been asserted by Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by Seller relating to the PIS (regardless of whether such rights are currently exercisable); and (xv) goodwill associated with any of the foregoing.

“Intellectual Property Contract” has the meaning set forth in Section 4.7e.

“Investor Representation Statement” shall mean the completed and executed questionnaire attached hereto as Exhibit C, which is incorporated herein by reference.

“Liability” shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes, in each instance attributable only to acts or circumstances of or for periods commencing on and after the Closing Date.

“Losses and Expenses” shall mean any and all losses, costs, obligations, Liabilities, settlement payments, awards, judgments, fines, penalties, damages, fees, expenses (including reasonable attorneys’ fees), deficiencies, claims or other charges.

“Patent” shall mean each and every patent, patent application, patent disclosure, provisional application, and any utility patent resulting therefrom, certificate of invention, or application for certificate of invention, together with each and every extension, revision, registration, confirmation, reissue, division, continuation or continuation-in-part, re-examination, or renewal thereof, and any corresponding foreign filing claiming priority from any of the foregoing, each and every patent issuing or reissuing from any of the foregoing, and the inventions described and claimed in any of the foregoing.

“Patent Assignment” shall mean that patent assignment to be executed and delivered by Seller to Buyer on the Closing Date, substantially in the form of Exhibit B, whereby Seller transfers its Patents to Buyer.

“Permits” shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, or notifications to, any governmental authority, whether foreign, federal, state or local, necessary for the past, present or reasonably anticipated future conduct or operation of the PIS.

“Person” shall mean any individual, corporation, partnership, limited liability company, trust, association, joint venture or other entity of any kind whatsoever.

“Personnel” shall mean all directors, officers and employees.

“PIS” has the meaning set forth in the Recitals.

“Preferred Stock” shall mean the Seller's to be authorized Class B convertible preferred stock that (i) pays a quarterly dividend of $0.125, payable thirty days after the end of each fiscal quarter, (ii) converts at a 10 for 1 ratio, into shares of the Seller's Common Stock, (iii) votes on an converted basis with the Common Stock, and (iv) following the six (6) month anniversary of the Closing, has a conversion cap of 10% of the number of shares issued to “Seller” in this transaction per quarter; provided however, that notwithstanding the foregoing, the final terms and conditions of the Preferred Stock shall be set forth in the Certificate of Designation.  .

“Purchase Price” has the meaning set forth in the Section 2.3.

 “Representative” shall mean any attorney, accountant, agent, consultant or other representative (but shall not include Personnel) for Seller or Buyer.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Indemnitees” shall mean Seller and his Affiliates and their respective Personnel.

“Software” shall mean any and all computer software that has been developed (or is in the process of being developed) by or on behalf of Seller, including all underlying programs, source code, object code, management information systems, computer printouts, data bases and related documentation related to the PIS or necessary for the operation or implementation of the PIS and any authorizations and passwords required to access and utilize said code and intellectual property rights related thereto or arising therefrom.

“Tax(es)” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Trade Mark Assignment” shall mean that assignment to be executed and delivered by Seller to Buyer on the Closing Date, substantially in the form of Exhibit D, whereby Seller transfers the Trade Marks and Trade Names to Buyer.

“Trade Marks” shall mean, trade marks, service marks, trade dress and logos, including registrations and renewals in connection therewith, and each and every word, slogan, design, picture or any other symbol used to identify any good and/or service including each and every registered and unregistered trademark and service mark anywhere in the world and each corresponding application and “intent to use” application related thereto, together with the goodwill and the business appurtenant thereto.

“Trade Name” shall mean the name(s) “_____________________________™” and “______________________________________” together with all translations, adaptations, derivations and combinations thereof and all goodwill associated therewith.

“Trade Secrets” shall mean all know-how, trade secret, confidential business information, including ideas, research and development, know how, formulas (secret or otherwise), compositions of matter, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, discoveries, test procedures and specifications, shop rights, the source code of all Software, technical information, process technology, plans, drawings, and blue prints that derive value (economic, strategic or otherwise) from not being generally known to and/or readily ascertainable by other Persons, and other similar intangible property.

“URL” shall mean an electronic address for an information source on the Internet, such as an ftp site, gopher server, or web page and known as a Universal (or Uniform) Resource Locator.

“Work for Hire” has the meaning set forth in Section 4.7d.

1.2           Construction.  The headings and captions of the various Articles and Sections of this Agreement have been inserted solely for purposes of convenience, are not part of this Agreement, and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.  Unless stated to the contrary, all references to Articles, Sections, paragraphs or clauses herein shall be to the specified Article, Section, paragraph or clause of this Agreement, and all references to Exhibits and Schedules shall be to the specified Exhibits and Schedules attached hereto.  All Exhibits and Schedules attached are made a part hereof.  All terms defined herein shall have the same meaning in the Exhibits and Schedules, except as otherwise provided therein.  All references in this Agreement to “this Agreement” shall be deemed to include the Exhibits and Schedules attached hereto.  The terms “hereby”, “hereto”, “hereunder” and any similar terms as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used.  Whenever in this Agreement provision is made for the payment of attorneys’ fees, such provision shall be deemed to mean reasonable attorneys’ fees and paralegals’ fees.  The term “including” when used herein shall mean “including, without limitation.”  Wherever in this Agreement the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require.

ARTICLE 2
PURCHASE AND SALE AGREEMENT

2.1           Transfer of Assets.  Upon the terms and subject to the conditions and provisions contained herein, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer (or to one or more Affiliates of Buyer designated by Buyer), and Buyer, or such designated Affiliates, shall acquire and accept from Seller, the Assets.

2.2           Assumed Liabilities.  From and after the Closing, Buyer shall assume and undertake to pay, perform and discharge when due or required to be performed the Assumed Liabilities.  Buyer shall not assume or be bound by any duties, responsibilities, obligations or liabilities of Seller or to which Seller or any of the Assets may be bound or affected, of whatever kind of nature, whether known, unknown, contingent or otherwise, other than the Assumed Liabilities.

2.3           Purchase Price.  Upon the terms and subject to the conditions set forth herein, Buyer, as consideration for the sale, transfer, assignment, conveyance and delivery of the Assets, shall issue to Seller or Seller’s designee(s), and Seller or Seller’s designee(s), shall be issued Two Hundred Fifty Thousand (250,000) shares of Preferred Stock (the “Purchase Price”) for the Assets, deliverable at Closing or within ten (10) business days thereafter.  Notwithstanding anything to the contrary in the Preferred Stock designation, the Buyer's articles of incorporation or elsewhere, Seller shall commence quarterly dividends on the Preferred Stock Series “B” for shareholders of record on January 1, 2015.

2.4           Sales and Related Taxes.  Seller shall pay any and all sales, use, excise, transfer and conveyance taxes payable or assessable in connection with or as a result of the transfer of the Assets under the terms of this Agreement and the transactions contemplated hereby.  Buyer shall not be responsible for any business, occupation, withholding, possessory interest or similar tax or assessment or any other tax or fee (excluding copyright fees) of any kind relating to any period on or prior to the Closing Date with respect to Seller or the Assets, nor for any supplemental assessment or increase in any such tax, assessment or fee relating to such period, all of which shall be the responsibility of Seller.

2.5           Allocation of Purchase Price. The Purchase Price shall be allocated for federal income tax purposes among the Assets in a manner agreeable to Buyer, provided that such allocation shall be made in a manner consistent with Section 1060 of the Code.

2.6           Sale of Shares Pursuant to Exemption. The parties hereto acknowledge and agree that the shares of Common Stock underlying the Preferred Shares and the Preferred Stock shall constitute “restricted securities” within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Seller shall execute and deliver to Buyer an Investor Representation Statement. It is acknowledged and understood that Buyer is relying on the written representations made by the Seller in the Investor Representation Statement.

ARTICLE 3
CLOSING

3.1           Closing.  Upon the terms and conditions set forth herein, the closing of the transactions contemplated herein (the “Closing”) shall be held on November 6, 2014.    The date on which the Closing occurs is referred to as the “Closing Date.”

3.2           Deliverables at Closing.  At the Closing, and in connection with effecting and consummating the Closing, including, without limitation, the sale and purchase of the Assets and the delivery of the Purchase Price, Seller and Buyer shall, on the Closing Date, deliver the following:

a.           Seller shall deliver to Buyer:

i.           the various certificates, instruments and documents referred to in Section 7.1.

ii.           bills of sale, assignments, and such other instruments of sale, transfer, conveyance and assignment, including Intellectual Property transfer documents, as Buyer and its counsel may reasonably request, all in form and substance satisfactory to Buyer;

iii.           the originals or copies, as applicable, of all Assets, and all Books and Records relating thereto;

iv.           the Disclosure Schedule, updated from the date of this Agreement to the Closing Date;

v.           a completed Investor Representation Statement;

vi. exclusive access to the source code for all software constituting the Assets, including the name(s) of the hosting entity and the authorizations and passwords needed to access such source code; and

vii.           such other documentation as is reasonably required by Buyer to confirm the performance by Seller, or the compliance with conditions to Closing set out in this Agreement.

b.           Buyer shall deliver or cause to be delivered to Seller:

i.           the Preferred Stock within ten (10) business days after the Closing Date;

ii.           the various certificates, instruments and documents referred to below in Section 7.2; and

iii.           such other documentation as is reasonably required by Seller to confirm the performance by Buyer, or the compliance with conditions to Closing set out in this Agreement.

c.           After the Closing Date, Seller shall deliver to Buyer such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof.

3.3           Transaction Expenses.  Except as expressly provided herein, each party shall bear its own costs and expenses, including attorney, accountant and other consultant fees, in connection with the execution and negotiation of this Agreement and the consummation of the transactions contemplated hereby.   No costs, expenses or fees of any kind shall be a lien on any of the Assets transferred at Closing.

3.4           Advance Payments.  All advance payments from, or monies of, third parties on deposit with Seller relating to the Assets shall be delivered to Buyer. All monies relating to the Assets that are on deposit with third parties as of the Closing Date for the account of Seller or as security for Seller's performance of its obligations with respect to the Assets shall become the property of Buyer without any further adjustment to the Purchase Price.

3.5           Other Closing Matters.  Each of the parties shall use their reasonable efforts to take such other actions required hereby to be performed by it prior to or on the Closing Date.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement, Seller hereby makes, as of the date hereof, the following representations and warranties to Buyer, except as set forth in the disclosure schedule accompanying this Agreement, which is attached hereto as Exhibit E and referred to as the “Disclosure Schedule”.  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained herein:

4.1           Authorization of Transaction.  Seller has all necessary power and authority to enter into this Agreement and has taken all action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other proceedings on the part of Seller are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable against it in accordance with its terms (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights and remedies and by general principles of equity (regardless of whether enforcement is sought at law or in equity).  Each agreement or instrument which has been or shall be entered into or executed and delivered by Seller in connection with the transactions contemplated hereby has been (or will be) duly authorized, executed and delivered by Seller, and is (or will be when authorized, executed and delivered) a valid and binding obligation of Seller, enforceable against it in accordance with its terms (except to the extent that enforcement may be affect by laws relating to bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights and remedies and by general principles of equity (regardless of whether enforcement is sought at law or in equity)).

4.2           No Violation.  The execution and delivery of this Agreement and the other agreements specified herein and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or violate any statute or law, or any judgment, decree, order, regulation or rule of any court or governmental authority, binding upon or applicable to Seller or by which the property or assets of Seller, including the Assets, are bound or affected.  Seller has complied with all provisions of and is not in breach or default (including any event or failure that with the passage of time or giving of notice or both would become a breach or default) under each Contract.

4.3           Affiliates.  Seller has no direct or indirect stock or other equity or ownership interest (whether Controlling or not) in any Person except as set forth on Schedule 4.3 of the Disclosure Schedule.

4.4           Title to Assets.  Seller has good and marketable title to all of the Assets to be transferred to Buyer, free and clear of any Encumbrance, except as described on Schedule 4.4 of the Disclosure Schedule.

4.5           Governmental Consents and Approvals.  No consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, any United States federal or state, local or foreign governmental or regulatory authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby.

4.6           Books and Records.  Seller has made and kept Books and Records which, in reasonable detail, accurately and fairly reflect the activities of Seller relating to the Assets in all material respects.

4.7           Intellectual Property.
a. General.  Schedule 4.7 of the Disclosure Schedule sets forth a true and complete list of all Intellectual Property owned or utilized by or licensed to Seller, or that is used, held for use in, or otherwise relates to the PIS, which list briefly describes the item (including filing particulars, if applicable) and specifies its owner.  Except as stated in the Disclosure Schedule, Seller has the exclusive ownership of and/or right to use in any manner, in any and all languages and by any means or media now known or hereafter devised, in perpetuity and throughout the world, and all free and clear of any royalty, payment, credit or other obligations, claims of infringement or other Encumbrances, all Intellectual Property, and Seller is not in conflict with or in violation or infringement of, nor has Seller received any notice alleging or otherwise learned of any conflict with or violation or infringement of, any Contractual Obligation or other alleged rights of any Person with respect to any Intellectual Property.  Seller’s use of such Intellectual Property does not infringe upon the rights of any other Person.  No Intellectual Property which Seller, or any party to whom Seller has licensed the Intellectual Property, has used in the conduct or operation of any business has given rise to any written claim or any other allegation by any third party that Seller has infringed the rights of any other Person, nor is there a valid Basis for any such claim or allegation.  There is no Intellectual Property with respect to which any party would be entitled to charge Buyer a royalty or similar fee for the right to use the same after the Closing.  Seller has taken every step to maintain and protect each item of Intellectual Property and no filing for Intellectual Property is invalid, abandoned, cancelled, lapsed or otherwise unenforceable.  Seller has fully complied with any and all formal legal and/or administrative requirements related to each piece of Intellectual Property (including the payment of all maintenance fees related thereto, and the timely post-registration filing of affidavits of use and incontestability and renewal applications) which are due prior to or on the Closing Date.  No Controversy (including any opposition, public protest, interference, invalidation and/or cancellation proceeding or other claim) has ever been brought against any Intellectual Property and no such Controversy is either pending or threatened, nor is there any Basis therefor.  Without limiting the generality of, or providing an exception to (except where specifically noted), the foregoing representations and warranties, Seller makes the following additional representations and warranties.

b. Software.  Except as stated on Schedule 4.7, Seller:  (i) has the exclusive right to display, perform, copy, modify, create derivative works, manufacture, distribute, license, use and otherwise exploit all Software, in each and every data carrying medium, whether now known or hereafter devised, that it has created, is presently creating or otherwise owns or controls the rights to, and (ii) owns the source code included in all Software, including the exclusive right to modify, create derivative works, make additions to, use and otherwise exploit, in any and all languages and by any means or media now known or hereafter devised, in perpetuity and throughout the universe, free and clear of any Encumbrances, all such source code.

c. URLs; Websites.  Except as stated on Schedule 4.7, Seller has sole ownership of the URL(s) listed on Schedule 4.7 of the Disclosure Schedule, and the content and programming scripts within the website located at the such URL(s) in any and all languages and by any means or media now known or hereafter devised, in perpetuity and worldwide, free and clear of any Encumbrances.

d. Works for Hire.  Except as stated on Schedule 4.7, all current and former employees and independent contractors of Seller have executed written Contractual Obligations with Seller (i) assigning to Seller any and all rights to all Intellectual Property that was devised, developed and designed by such employee or independent contractor within the scope of their employment or engagement with Seller and acknowledging that each piece of such Intellectual Property constitutes a “work made for hire” for Seller (each, a “Work for Hire”); and (ii) providing for confidentiality, non-competition and anti-solicitation on the part of the employee.  Neither Seller nor any independent contractor or employee of Seller has entered into any Contractual Obligation that restricts or limits in any way the scope or type of work in which he or she may be engaged or requires him or her to transfer, assign or disclose information concerning his or her Work for Hire to any Person other than Seller.  Seller has exclusive ownership of all such Work for Hire.

e.  Intellectual Property Contracts.  No party to any Contractual Obligation concerning Intellectual Property to which Seller is a party or third party beneficiary (an “Intellectual Property Contract”) has given notice of its intention to terminate, or of its intention to alter the scope of rights available under, or of its intention to fail to renew, such Intellectual Property Contract.  Schedule 4.7 contains a complete list of each Intellectual Property Contract.  Seller has not and, to Seller’s knowledge, no other party has breached any Intellectual Property Contract.  Seller has not received notice that it has breached any Intellectual Property Contract.  The consummation of the transactions contemplated by this Agreement will not breach, terminate, provide any right to terminate, or reduce or impair any rights under, any Intellectual Property Contract.

4.8           Personnel and Independent Contractor Information.  Set forth on Schedule 4.8 to the Disclosure Schedule is a true and complete list of employees, independent contractors and any other Person(s) who contributed in any manner to the creation of the Intellectual Property, by (i) name, and (ii) title, position or other descriptor.  Seller has provided to Buyer true and correct copies of each written employment contract, independent contractor agreement, confidentiality agreement, proprietary rights agreement or similar agreements with any employee, contractor, officer, director, member or shareholder of Seller or Seller’s Affiliates, each of which is identified in Schedule 4.8 of the Disclosure Schedule.

           4.9           Contracts.  Schedule 4.9 of the Disclosure Schedule sets forth each Contract, whether written or oral, including contracts identified in Schedule 4.8.  Each Contract is valid and binding on Seller in accordance with its terms and is in full force and effect.  Neither Seller nor any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Contract. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Contract have been made available to Purchaser.  There are no disputes pending or threatened under any Contract.

4.10           Controversies.  Except as set forth in Schedule 4.10 of the Disclosure Schedule, there are no Controversies affecting the Seller and the Assets, nor, to the knowledge of Seller, including the knowledge of its counsel, is there any threatened or pending Controversies.

4.11           Permits.  Schedule 4.11 of the Disclosure Schedule identifies all material Permits with all federal, state, county, local or other governmental authorities relating to the Assets.

4.12           Sufficiency of Assets.  Except as set forth in Schedule 4.12 of the Disclosure Schedule, the Assets constitute all of the property necessary to create and develop the PIS.

4.13           Insolvency. Seller is not now insolvent and will not be rendered insolvent by the transactions contemplated herein.  No assignment has been made by Seller for the benefit of its creditors, no receiver, trustee in bankruptcy or similar officer has been appointed to take charge of all or any of Seller’s property, no voluntary petition has been filed by Seller, and no petition has been filed by any other person in relation to Seller under federal bankruptcy laws or similar state statutes and no analogous event has happened or is pending or threatened in any jurisdiction.  The consummation of the transaction contemplated by this Agreement will not be in violation of the rights of any creditor of Seller under any fraudulent conveyance statute or other similar law.

4.14           Insurance.  Set forth on Schedule 4.14 is a list of Seller’s insurance policies relating to the Assets.  Seller shall maintain its existing insurance in full force and effect through the Closing Date, and  (a) Seller has received no notice of default, cancellation, or termination with respect to any of its existing insurance policies; and (b) Seller has not been refused any insurance, nor has coverage been reduced, with respect to any aspect of its operations. There are no pending or threatened disputes relating to coverage or other disputed claims under any of the foregoing insurance policies.

4.15           Tax Matters.  Seller has timely filed all federal, state, and local Tax returns or reports required to be filed by Seller.  Seller has paid, or has properly provided for their payment when due, all Taxes and estimated Taxes due or which later become due and payable by Seller with respect to all taxable periods up to and including the period ending on the day prior to the Closing Date. There are no due and unpaid assessments or proposals by any taxing authority for Taxes for which Seller does not have adequate reserves, there are no pending audits of Seller, and Seller has not waived restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations related to any Taxes.  All Taxes that Seller is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or person.

4.16           Representations Accurate as of the Closing Date.  All of Seller’s representations and warranties contained in this Agreement, including the Investor Representation Statement shall be correct, accurate and effective as of the Closing Date.

4.17           Full Disclosure.  No representation or warranty by Seller in this Agreement and no statement contained in the Exhibits or schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.Seller does not have knowledge of any fact that has specific application to Seller (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or the results of operations of Seller that has not been set forth in this Agreement or the Disclosure Schedule.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement, Buyer hereby makes the following representations and warranties as of the date hereof to Seller:

5.1           Organization of Buyer.  Buyer is a duly organized corporation, validly existing and in good standing under the laws of the State of Texas.

5.2           Authorization.  Buyer has all necessary corporate power and authority to enter into this Agreement and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer, enforceable against it in accordance with its terms (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights and remedies and by general principles of equity (regardless of whether enforcement is sought at law or in equity)).  Each agreement or instrument which has been or shall be entered into or executed and delivered by Buyer in connection with the transactions contemplated hereby has been (or will be) duly authorized, executed and delivered by Buyer, and is (or will be when authorized, executed and delivered) a valid and binding obligation of Buyer, enforceable against it in accordance with its terms (except to the extent that enforcement may be affect by laws relating to bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights and remedies and by general principles of equity (regardless of whether enforcement is sought at law or in equity)).

5.3           Governmental Consents and Approvals.  No consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, any federal or local governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby; provided, however, that Seller, as a public company, shall make all required filings with the Securities and Exchange Commission.

5.4           No Violation. The execution and delivery of this Agreement and the other agreements specified herein and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Articles of Incorporation or Bylaws of Buyer or (ii) conflict with or violate any statute or law, or any judgment, decree, order, regulation or rule of any court or governmental authority, binding upon or applicable to Buyer or by which the property or assets of Buyer, including the Assets, are bound or affected.

ARTICLE 6
PRE-CLOSING COVENANTS OF BUYER AND SELLER

Seller and Buyer covenant and agree with each other that from the date hereof through the
Closing:

6.1           General.  Each of the parties shall, upon the terms and subject to the conditions contained herein, pursue diligently and in good faith and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations to put, consummate and make effective the transactions contemplated hereby.

6.2           Maintenance of Assets Prior to Closing.  Seller shall maintain the Assets prior to closing.

6.3           Investigation by Buyer.  Seller shall allow Buyer and its Representatives, during regular business hours upon reasonable notice, to make such inspection of the Assets and to inspect and make copies of Contracts, Books and Records and all other documents and information requested by Buyer and related to the Assets, and to meet with Seller and designated Personnel and/or his Representatives.  Seller shall make available to Buyer promptly upon reasonable request (i) all additional documents and information with respect to the affairs of Seller relating to the Assets, and (ii) access to the Personnel and to Seller’s Representatives as Buyer, or its Representatives, may from time to time reasonably request and shall instruct such Personnel and Representatives to cooperate with Buyer and its Representatives, and to make available such documents and information as Buyer and its Representatives may request.  Buyer shall not be restricted from access to any current or former employee or independent contractor.

6.4           Consents and Reasonable Efforts.  Seller shall take all reasonable actions required (i) to obtain at the earliest practicable date any and all consents, Permits, waivers, approvals, authorizations and agreements of, and promptly to give all notices to, effect all registrations pursuant to, and make all other filings with or submissions to, any third parties, including, without limitation, applications for transfer of the Assets and any other filings or submissions with governmental and regulatory authorities, necessary or advisable to authorize approve or permit the consummation of the transactions contemplated hereby (to the extent transferable or assignable), and (ii) to cooperate with Buyer in Buyer’s defense of all legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties (including government agencies or officials), challenging this Agreement or the consummation of the transactions contemplated hereby or thereby.  Buyer shall furnish to Seller such necessary information and reasonable assistance as Seller may request in connection with the preparation of all necessary filings with any third parties, including, without limitation, governmental and regulatory authorities.

6.5           Notification of Certain Matters.  Each party will give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in Articles 4 and 5 above.  Any such disclosure prior to Closing will not be considered a breach of this Agreement if the Closing takes place.

ARTICLE 7
CONDITIONS TO OBLIGATIONS TO CLOSE

7.1           Conditions to Obligation of Buyer.  The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

a.           The representations and warranties set forth in Article 4 above and included in the Investor Representation Statement shall be true and correct at and as of the Closing Date in all material respects;

b.           Seller shall have performed and complied with all of its covenants hereunder in all material respects through and as of the Closing and shall  have remedied any breach of its representations, warranties or covenants hereunder which must be remedied as a condition precedent to Closing;

c.           No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Buyer to own the Assets;

d.           All material consents, approvals, waivers and Permits from third parties (including consents from third parties to any Assumed Contracts), and governmental and regulatory authorities required to consummate the transactions set forth herein or contemplated hereby, if any, and which will be necessary to the operation and development of the PIS, shall have been obtained in writing and copies thereof provided to Buyer;

e.           Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above (7.1a through 7.1d) are satisfied in all respects;

f.           Seller shall have delivered the Investor Representation Statement;

g.           All actions to be taken by Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Buyer;

h           Seller and Buyer shall have entered into the Employment Agreement; and

i.           Buyer shall have received bills of sale or assignments with respect to all Assets.

7.2           Conditions to Obligation of Seller.  The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

a.           Buyer shall have delivered a copy of the resolutions of its board of directors authorizing the execution and delivery of this Agreement and the consummation of the transactions set forth herein.  Such resolutions shall be certified by an authorized officer of Buyer and as being true and correct and in full force and effect as of the Closing Date;

b.           The representations and warranties set forth in Article 5 above shall be true and correct in all material respects at and as of the Closing Date;

c.           Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

d.           No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Buyer to own the Assets;

e.           Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above (7.1a through 7.1d) are satisfied in all respects;

f.           Seller and Buyer shall have entered into the Employment Agreement; and

g.           All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.  Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

ARTICLE 8
RISK OF LOSS

8.1           Risk of Loss.  Seller acknowledges and agrees that Buyer does not have any Liability or obligation to Seller in respect of any loss, theft or damage to property experienced by Seller at any time, whether occurring prior to, on or after the date hereof.  If Closing occurs, Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to the losses on the Assets for loss or damage occurring prior to the Closing Date, whether received prior to, at or after Closing.  This Article shall survive the Closing.

ARTICLE 9
POST-CLOSING COVENANTS

9.1           General.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party.

9.2           Litigation Support.  In the event and for so long as any party actively is contesting or defending against any Controversy in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Assets, the other party will cooperate with the contesting or defending party and such party's counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense.  Costs of counsel to the other party shall be at the sole cost and expense of the contesting or defending party.

9.3 Access to Books and Records.  Following the Closing, Buyer will permit Seller, during normal business hours, to have reasonable access to the personnel, Books and Records and other data related to the Assets with respect to periods prior to Closing, and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required in connection with (a) the preparation of Tax returns and financial statements, (b) compliance with the requirements of any governmental or regulatory authority, and (c) the determination of rights and obligations under this Agreement.  Further, Buyer agrees for a period of six (6) years after the Closing Date, not to destroy or otherwise dispose of the Books and Records and other data related to the Business unless Buyer first offers in writing to surrender the Books and Records and other data to Seller.

ARTICLE 10
TERMINATION

10.1           Termination of Agreement.  This Agreement may be terminated prior to the Closing:

a.           By mutual written consent executed by both Buyer and Seller at any time;

b.           By either party provided such party is not in breach of this Agreement, if the Closing does not occur by November 15, 2014;

c.           By Buyer, if any event occurs which renders satisfaction of one or more of the conditions to Buyer’s obligations set forth in Article 7.1 impossible; and

d.           By Seller, if any event occurs which renders satisfaction of one or more of the conditions to Seller’s obligations set forth in Article 7.2 impossible.

10.2           In the Event of Termination; Remedies.  If any party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the parties hereunder shall terminate without any Liability of any party to any other Party (except as may be otherwise provided herein).

ARTICLE 11
INDEMNIFICATION

11.1           Seller’s Indemnity.  Seller covenants and agrees to defend, indemnify and hold harmless the Buyer Indemnitees from and against any and all Losses and Expenses suffered, incurred or accrued by any of the Buyer Indemnitees directly arising from the following:

a.           the breach of any representation or warranty made by Seller, any Exhibit or any document, instrument or certificate delivered by Seller, including the material falsity or inaccuracy thereof; or

b.           the breach or default by Seller in the observance or performance of any of Seller’s other obligations under this Agreement.

11.2           Buyer’s Indemnity.  Buyer covenants and agrees to defend, indemnify and hold harmless the Seller Indemnitees from and against any and all Losses and Expenses suffered, incurred or accrued by any of the Seller Indemnitees directly arising from the following:

a.           the breach of any representation or warranty made by Buyer, any Exhibit or any document, instrument or certificate delivered by Buyer, including the material falsity or inaccuracy thereof; or

b.           the breach or default by Buyer in the observance or performance of any of Seller’s other obligations under this Agreement.

11.3           Notice of Claims.

a. Any party seeking indemnification hereunder shall deliver to the party obligated to provide indemnification to such party a notice (“Claim Notice”) reasonably promptly, describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement upon which such claim is based.  The party obligated to provide indemnification shall have thirty (30) days in which to provide a response.  If the party seeking indemnification fails to provide the Claim Notice with reasonable promptness after such party receives notice of such claim, the other party will not be obligated to indemnify the party seeking indemnification with respect to such claim to the extent that the other party’s ability to defend has been irreparably prejudiced by such failure of the party seeking indemnification.

b.           After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which party seeking indemnification shall be entitled under this Section shall be determined: (i) by the written agreement between the parties; (ii) by a final judgment or decree of any court of competent jurisdiction or an arbitration proceeding, as applicable; or (iii) by any other means which the parties shall agree.  The judgment or decree of a court or arbitrator shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.  The party seeking indemnification shall have the burden of proof in establishing the amount of loss and expense suffered by it.

11.4           Defense of Third Party Claims.

a.           In the event of any third party claim, threat, liability, tax, interest, fine, penalty, suit, action, proceeding, demand, damage, loss, cost or expense with respect to which indemnity is or may be sought hereunder (an "Indemnity Claim"), the indemnified party shall promptly notify the indemnifying party of such Indemnity Claim, specifying in reasonable detail the Indemnity Claim and the circumstances under which it arose. The indemnifying party may elect to assume the defense of such Indemnity Claim, at its expense, by providing written notice to the indemnified party within ten (10) days after the indemnifying party receives notice of the Claim, and the indemnifying party shall promptly engage counsel reasonably acceptable to the indemnified party to direct and conduct such defense; provided, however, that the indemnified party shall have the right to engage its own counsel, at its own expense, to participate in such defense. In the event the indemnifying party does not so elect to assume the defense of such Indemnity Claim in the manner specified above, or if, in the reasonable opinion of counsel to the indemnified party, there are defenses available to the indemnified party which are different from or additional to those available to the indemnifying party or which give rise to a material conflict between the defense of the indemnified party and of the indemnifying party, then upon notice to the indemnifying party, the indemnified party may elect to engage separate counsel to conduct its defense, at the expense of the indemnifying party, and the indemnifying party shall not have the right to direct or conduct such defense.

b.           In the event the indemnifying party assumes the defense of any Indemnity Claim, it may at any time notify the indemnified party of its intention to settle, compromise or satisfy such Indemnity Claim and may make such settlement, compromise or satisfaction (at its own expense) unless within twenty (20) days after the giving of such notice the indemnified party shall give notice of its intention to assume the defense of the Indemnity Claim, in which event the indemnifying party shall be relieved of its duty hereunder to indemnify the indemnified party. Unless the indemnified party shall have given the notice referred to in the preceding sentence, (i) the indemnified party shall not consent to or make any settlement, compromise or satisfaction with respect to the Indemnity Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, and (ii) any settlement, compromise or satisfaction made by the indemnifying party with respect to such Indemnity Claim shall be deemed to have been consented to by indemnified party and shall be binding upon the indemnified party.

ARTICLE 12
MISCELLANEOUS

12.1           Assignment; Successors.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of all other parties to this Agreement.  Seller consents to the assignment by Buyer of its rights pursuant to this Agreement, to any Affiliate of Buyer.  Any assignment or attempted assignment in violation of this Section shall be void.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, legatees, successors and permitted assigns, and no other person shall have any right, benefit or obligation hereunder.

12.2           Notices. Any notice required to be given under this Agreement shall be given in writing and may be served either by personal delivery, email, facsimile, Federal Express or a similar recognized national over-night delivery or courier service, postage and shipping prepaid, addressed to the respective parties as indicated below, or such different address as a party may have fixed by notice hereunder:

If to Buyer, addressed to:

Atomic Paintball, Inc.
2600 E. Southlake Blvd.
Suite 120-366
Southlake, Texas  76092
Attn: Darren Dunckel, President
Telephone: 817.491.4955
Fax: 817.491.4955
Email:           ddunckel@hotmail.com

with a copy to
Attorneys for Buyer:

Christian C. Onsager
Alice A. White
Onsager | Guyerson | Fletcher | Johnson
1801 Broadway, Suite 900
Denver, Colorado 80202
Telephone:  (303) 512-1123
Facsimile: (303) 512-1129
Email: consager@ogfj-law.com
Email: awhite@ogfj-law.com

If to Seller, addressed to:

Carey J. Kriz
_______________________
_______________________
_______________________
Attn: __________________
Telephone: _____________
Fax: ___________________
Email:    ________________

with a copy to
Attorneys for Seller:

______________________
_______________________
_______________________
_______________________
Attn: __________________
Telephone: _____________
Fax: ___________________
Email:     ________________

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

Notices delivered personally shall be effective upon delivery.  Notices transmitted by e-mail, facsimile or overnight delivery shall be effective when received provided they are received during normal business hours of the recipient on a business day, and if not, the next business day.

12.3           Choice of Law.  This Agreement shall be construed and interpreted, and the rights of the parties determined in accordance with, the laws of the State of Texas, without regard to conflict of laws.  Each party irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to each party at its address specified in Section 12.2.  The parties hereto irrevocably submit to the exclusive jurisdiction of the District Courts for Tarrant County, Texas over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby and any such dispute shall be deemed to have arisen in the State of Texas.  Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith.

12.4           Entire Agreement; Amendments and Waivers.  This Agreement, together with all Exhibits and schedules attached or to be attached hereto constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties; provided that the forms of agreements that may be attached hereto as Schedules or Exhibits shall be superseded by the copies of such agreements by the parties thereto to be conclusive evidence of such parties’ approval of any change or modification or waiver of this Agreement shall be binding unless executed in writing by or on behalf of the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.5           Third Party Beneficiaries.  No Person other than the parties hereto, shall have any rights or claims under or by virtue of this Agreement.

12.6           No Waiver.  The failure of either party hereto to seek redress for any breach, or to insist upon the strict performance, of any covenant or condition of the Agreement by the other shall not be, or be deemed to be, a waiver of the breach or failure to perform, nor prevent a subsequent act or omission in violation of, or not strictly complying with, the terms hereof from constituting a default hereunder.

12.7           Multiple Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile or scanned via email.

12.8           Invalidity.  In the event that any one or more of the provisions, or any portion thereof contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision, or any portion thereof, of this Agreement or any other such instrument.

12.9           Publicity.  No party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other party; provided that nothing herein shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to fulfill such party’s disclosure or notice obligations imposed by law.

12.10           Cumulative Remedies.  All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies; provided, however, that any Person pursuing any rights and remedies with respect to access to Books and Records shall first agree to reasonable confidentiality restriction with Buyer.

12.13           Representation by Counsel; Mutual Negotiation.  Each party has been represented by counsel of its choice in negotiating this Agreement.  This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm’s length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

12.14           Survival of Representations, Warranties, and Agreements.  All of the representations, warranties, covenants, promises, and agreements of the parties contained in this Agreement, including exhibits hereto, and any documents delivered or to be delivered pursuant to this Agreement, shall survive the execution and delivery of this Agreement.

IN WITNESS WHEREOF, Buyer and Seller have caused this Asset Purchase Agreement to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

BUYER: ATOMIC PAINTBALL, INC. By: ______________________________ Darren Dunckel, President	SELLER: _____________________________________ CAREY J. KRIZ, Individually

EXHIBITS

Exhibit A: Form of Copyright Assignment

Exhibit B: Form of Patent Assignment

Exhibit C: Investor Representation Statement

Exhibit D: Form of Trade Mark Assignment

Exhibit E: Disclosure Schedule

EXHIBIT A

Assignment of Copyright

For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Carey J. Kriz (hereinafter referred to as “Seller”) hereby irrevocably sells, grants, conveys, assigns and sets over to Atomic Paintball, Inc. (herein after referred to as “Purchaser”), and Purchaser’s successors and assigns, all of Seller’s right, title and interest in and to the software works set forth on Schedule A, including without limitation, any and all copyrights and any renewals and extensions thereof, now in the United States or any other country or countries and all actions and causes of action related to the foregoing and all damages, profits, penalties and other recoveries related thereto.

This Assignment is executed this _____ day of  ________________ , 2014.

____________________________________
CAREY J. KRIZ

Address:	____________________________________
____________________________________

STATE OF ________________________________ ___ )
) ss.
COUNTY OF ___________________________________)

The foregoing instrument was acknowledged before me this _______ day of ____________________, 2014, by Carey J. Kriz.

Witness my hand and official seal.

My commission expires: ________________

__________________________________
Notary Public

Schedule A

EXHIBIT B

ASSIGNMENT

WHEREAS, the undersigned inventor(s) (referred to, collectively, if more than one, as "Assignor") have made an invention entitled “Credit System” for which an provisional application for United States Letters Patent was filed on March 15, 2014, as application Serial No. 508316655, and

WHEREAS, Atomic Paintball, Inc., a Texas corporation ("Assignee") having a place of business at 2600 E. Southlake Blvd., Suite 120-366, Southlake, Texas  76092, desires to acquire all right, title and interest in and to the above identified invention and application;

NOW, THEREFORE, Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, convey and transfer unto Assignee all right, title and interest in and to the above identified invention and application, together with all corresponding international and foreign applications and patents which may be filed thereon, including the right to claim priority from the above identified United States application; and Assignor hereby agrees that Assignor will sign all lawful papers, including, without limitation, all divisional, continuation, renewal, extension and reissue applications, and make all rightful oaths in execution thereof, and will generally do everything possible to aid Assignee, its successors, assigns and nominees to obtain and enforce proper protection for the invention in all countries, this obligation to be binding upon Assignor (each and severally, if more than one) and upon Assignor's personal representative or other legal successor.

IN TESTIMONY WHEREOF, the undersigned Assignor (and each of them, if more than one) has signed below.

Date: _________________________________	____________________________________
CAREY J. KRIZ

Address:	____________________________________
____________________________________

STATE OF ________________________________ ___ )
) ss.
COUNTY OF ___________________________________)

The foregoing instrument was acknowledged before me this _______ day of ____________________, 2014, by Carey J. Kriz.

Witness my hand and official seal.

My commission expires: ________________                               _______________________________
                                                                                                               Notary Public

EXHIBIT C

INVESTOR REPRESENTATION STATEMENT

Atomic Paintball, Inc.

Gentlemen:

In connection with the receipt by the undersigned (“Seller”) of an aggregate of 250,000 shares of Series B Preferred Stock of Atomic Paintball, Inc., a Texas corporation (the “Company”), pursuant to that certain Asset Purchase Agreement between  the Seller and the Company (the "APA"), the Seller understands that neither the Preferred Stock or the Common Stock underlying the Preferred Stock (the "Common Shares," together with the Preferred Stock, the "Securities") has been registered with the U.S. Securities and Exchange Commission (“SEC”) under the U.S. Securities Act of 1933, as amended (the “Act”) in reliance on Section 4(a)(2) of the Act and that the Company is relying upon the representations made in this letter in concluding that Section 4(a)(2) is available for the issuance of the Preferred Stock.  Capitalized terms used herein will have the meaning ascribed to such terms in the APA.  Seller hereby represents as follows:

Seller is acquiring the Preferred Stock for his own account, not as a nominee or agent, for investment and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Act, except pursuant an effective registration statement under the Act, or an exemption from registration under the Act.

Seller has been advised that neither Preferred Stock or Common Shares have been registered under the Act or any other applicable securities laws and that the securities are being offered and sold pursuant to Section 4(a)(2) of the Act and Rule 506 thereunder, and that the Company’s reliance upon Section 4(a)(2) and Rule 506 is predicated in part on Seller representations as contained herein.

Seller represents to Company that:

I am a resident of the State of __________________________________.

Please print above the exact name(s) in which Securities are to be held

My mailing address is:

SELLER  (Please initial one)

Category I ______
The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with the undersigned’s spouse, presently exceeds $1,000,000 (including homes, home furnishings and automobiles).

Category II ______
The undersigned is an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 in the last two calendar years, or joint income with the undersigned’s spouse in excess of $300,000 in the last two calendar years, and has a reasonable expectation of reaching the same income level in the current calendar year.

Category III ______
The undersigned is a bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940, or a business development company as defined in Section 2(a)(48) of that Securities Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by the plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are “Accredited Investors” as defined in Section 230.501(a) of the Securities Act.

 (describe entity)

Category IV _____	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(describe entity)

Category V ______
The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(describe entity)

Category VI ______	The undersigned is a director or executive officer of the Company.

Category VII _____
The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “Sophisticated Person” as described in Section 230.506(b)(2)(ii) of the Securities Act.

Category VIII _____	The undersigned is an entity in which all of the equity owners are “accredited investors” as defined in Section 230.501(a) of the Securities Act.

(describe entity)

Seller acknowledges that the Securities have not been registered under the Securities Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act.  The Securities may not be resold in the absence of an effective registration thereof under the Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.

Seller is acquiring the Securities for Seller’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

Seller understands and acknowledges that the Common Shares will bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS

Seller acknowledges that an investment in the Securities is not liquid and such securities are transferable only under limited conditions.  Seller acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Seller is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Securities.  Furthermore, Seller understands that the Buyer has no obligation to the Seller to register the Securities with and has not represented to the Seller that it will so  register the Securities.

Seller acknowledges that it is able to protect its interests in connection with the acquisition of the Securities and can bear the economic risk of investment in such securities without producing a material adverse change in Seller’s financial condition.  Seller otherwise has such knowledge and experience in financial or business matters that Seller is capable of evaluating the merits and risks of the investment in the Securities.

Seller represents that Seller:

(Check applicable box)

☐
IS NOT a registered broker-dealer and does not have any direct or indirect affiliation or association with a registered broker-dealer, whether as a director, officer, partner, beneficial owner of a 10% or greater interest in a registered broker-dealer (proceed to 12 below); or

☐	IS a registered broker-dealer or an affiliate or associate of a registered broker-dealer. (Proceed to 10(a) and (b) below).

(a)           The name of the broker-dealer and the nature of the relationship are as follows:

(b)           If Seller is a registered broker-dealer or an affiliate or associate of a registered broker-dealer, the Seller for whom the undersigned is completing this questionnaire acquired the securities to be resold in the ordinary course of business and at the time of purchase had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

   Agree                                   Disagree

The undersigned will notify the Company immediately of any changes in the information relating to the undersigned that occur as a result of any purchase or sale of the Company’s securities or other developments.

Seller represents as follows:

(Initials)	I am aware of the Buyer's business affairs and financial condition.
(Initials)
I have examined or have had an opportunity to examine, before the date hereof, such documents and information relevant to this transaction as may have been requested from the Buyer, in that connection, I have taken all steps necessary to evaluate the merits and risks of receiving the Securities as the Purchase Price so that I have been able to reach an informed and knowledgeable decision to acquire the Securities.

(Initials)
I  have had an opportunity to ask questions of and receive answers from officers of the Buyer, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to my full satisfaction.

(Initials)
Seller has not relied on any financial projections, models or other financial information relating to the Company not contained in the Company’s filings with the Securities and Exchange Commission, whether such projections, models or other information were provided by the Company or any other source.  Seller acknowledges that such projections and models are inherently unreliable and are not an accurate indication of the Company’s business prospects or future financial performance.

Seller agrees to defend, indemnify and hold the Company harmless against any liability, costs or expenses arising as a result of any dissemination of the Securities by Seller in violation of the Act or applicable state securities law.

Very truly yours, “Seller” _____________________ CAREY J. KRIZ Dated: ____, 2014

EXHIBIT D

TRADEMARK ASSIGNMENT
(Intent to Use)

WHEREAS, CAREY J. KRIZ ("Assignor") an individual, having his principal place of business at has a bona fide intent to use the trademarks set forth on Exhibit A and has filed the identified intent to use applications for registration of these trademarks (the Marks); and

WHEREAS, Atomic Paintball, Inc , ("Assignee") a Texas corporation, having its principal place of business at 2600 E. Southlake Blvd., Suite 120-366, Southlake, Texas  76092 , is desirous of acquiring said Marks, together with that part of the business to which the mark pertains, and any goodwill associated therewith;

NOW, THEREFORE, Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, convey and transfer unto Assignee, its successors and assigns, all right, title and interest in and to the above identified Marks together with that part of the business to which the Marks pertain, and any goodwill associated therewith.

IN TESTIMONY WHEREOF, the undersigned Assignor has signed below this ___ day of  ___________, 2014.

________________________________________________
CAREY J. KRIZ

STATE OF _______________________________ _ ___ )
) ss.
COUNTY OF ___________________________________)

The foregoing instrument was acknowledged before me this _______ day of ____________________, 2014, by Carey J. Kriz.

Witness my hand and official seal.

My commission expires: ________________

__________________________________
Notary Public

 EXHIBIT E

Disclosure Schedule

4.3 - Affiliates

There are no affiliates.

4.4 - Title to Assets

The title to the Assets is controlled and owned by the Seller, excluding Quick Check which is included in an agreement with Joe Signore.

4.7(a) – Intellectual Property/General

See attached list.  The headings on the attached document shall be deemed to have the meanings set forth in the definitions contained in the Agreement.

The intellectual property is designed to provide a complete system for managing the activities of a store related to the sale of products through a mobile portal, the management of select activities of a store (including staff scheduling), and the control of various customer lists related to the store’s activities.

The primary inventions are software although novel hardware technologies are in development that create unique platforms for the delivery of the software products in the marketplace.  The most current version of this is described as the xServer, which is designed as a free-standing micro web server that will control the activities of multiple applications within an environment.

The intellectual property has been reduced to practice through various web services and was demonstrated in the form of hybrid Android and IOS applications.  These applications will need to be recompiled due to the shutdown of JCS.

4.7(b) – Intellectual Property/Software

Described in section 4.7(a)

4.7(c) – Intellectual Property/URLs

URL	IP Address
carpostore.com	207.245.88.172	Store Manager Solution
carponet.com	207.245.88.172	Virtual Store Solution
quickchecksales.com	207.245.88.172	Payment Store Monitor
quickcheckmerchant.com	207.245.88.172	Merchant Console
qcembed.com	207.245.88.172	Embedded Payment System
quickcheckconsole.com	207.245.88.172
qwiksee.com	207.245.88.172	Closed Loop Payment System
qwikseeMart.com	207.245.88.172	Closed Loop Product Marketplace

4.7(d) – Intellectual Property/Works for Hire

None.

4.7(e) – Intellectual Property/Software

Described in section 4.7(a)

4.8 – Personnel and Independent Contractor Information

All of the application software contained in this agreement has been solely developed by the Seller. Staff that assisted the Seller on the review and testing of the applications included:

Bryan Jones
Jerry Williams
Alex Kriz

None of these staff members are listed as contributing inventors.  All of their development activities were supported by the Seller.

4.9 – Contracts

There are no development contracts in place.

4.10 – Controversies

None.

4.11 – Permits

None.

4.12 – Sufficiency of Assets

Not applicable.

4.14 - Insurance

None.

Attachment to Disclosure Schedule – 4.7(a)

Software:

Asset Purchase Reference	Technology Foundation
Core System Applications	Database Connectivity, various supporting Applications (Profile, Message, Man)
Geospatial Database	Database implementation
Locator	Locator Software and Plans
Quick Check	Quick Check Software and Invention
Purchase Center	Invention (See Description in Folder)
V Store	V Store Software and Plans
Qwiksee	Closed Loop Payment Application

 The technology foundation is divided into specific software and a connected database.  These elements are described below.

Software Applications:

	Modules	Size	Code Base	Server Code
Store Manager	184	6225756	MXML, ActionScript	Compiled Binary
V Store	130	2080675	PHP, Javascript with HTML5	Scripts
QuickCheck Embed	50	175077	PHP, Javascript with HTML5	Scripts
Quick Check	66	395868	PHP, Javascript with HTML5	Scripts
Message Man	32	110212	PHP, Javascript with HTML5	Scripts
Profile	43	155904	PHP, Javascript with HTML5	Scripts
Locator	122	1365520	PHP, Javascript with HTML5	Scripts
Qwiksee	+	+	PHP, Javascript with HTML5	Scripts
Totals	627	10,509,012
Avg Line Size	40	262,725	Lines of Code

All of the applications and modules included in this sheet  (or the Software) were the sole design of Carey J. Kriz, although the team of Jerry Williams, Bryan Jones and Alex Kriz participated in testing these designs and ensuring application compliance.

All of the designs included herein are the sole property of Carey J. Kriz.

All of the code, excluding various 3rd party libraries that are referenced within the code, has been written by Mr. Kriz.

The code requires approximately 10mb of storage in its source form.  A listing of the specific modules is included.   All of the modules listed in this document are available for reference on the servers maintained at DCANet or through Mr. Kriz.

Locator
PHP Module
aGet.php	File	482863	Total
checkOpenX.php	Modules	110
checkRedirectX.php			File		1,365,520
codeGenerator.php			Modules		122
communityFavoritesAdd.php
communityFavoritesRemove.php
communityRetrieveCalendarPages.php
dataMigration.php	Javascript Module
eCouponBroadcastMailer.php	mainT_3_min.js		File	882657
eCouponDistanceSearch.php	mainT_Old.js		Modules	12
eCouponDistanceSearch_Quick.php	mainTReadECoupon.js
eCouponMailer.php	popUp.js
eCouponRetrieve.php	slider.js
eCouponRetrieveDetails.php	specialsPopUp.js
eCouponRetrieveDetails_Quick.php	fz.js
eCouponTranUpdate.php	main.js
favoritesAdd.php	mainT.js
favoritesLoyalty.php	mainT_2.js
favoritesLoyaltyCommunity.php	mainT_3.js
favoritesManager.php
favoritesPage.php
favoritesPageBuildCompleteMessage.php
favoritesPageBuilderFirstSearch.php
favoritesPageBuilderFramework.php
favoritesPageBuilderInsert.php

favoritesPageCommunity.php
favoritesPageDeleteMsg.php
favoritesPageListing.php
favoritesPageListingUpdate.php
favoritesPageLocationSearch.php
favoritesPageLogIn.php
favoritesPageOverview.php
findMeEmail.php
forumAdd.php
frontPageAboutIntro.php
frontPageClusterSearch.php
frontPageFavoritesIntro.php
frontPageLocationOptions.php
frontPageLoginDivs.php
frontPageMain.php
frontPageMainENTRY.php
frontPageMainENTRY_old.php
frontPageMapIntro.php
frontPageNameIntro.php
frontPageNameSearch.php
frontPageTypesPageX.php
getDupImage.php
getNeighborhoodsX.php
getNeighborhoodsXMarket.php
helpPageFavorites.php
helpPageID.php
helpPageMap.php
listingEmail.php
listingPageBuild.php
listingPageBuild_Quick.php
listingPageBuildVMall.php
listingProcessDetails.php
listingProcessPages.php
listingStateDetails.php
listingUpdate.php
mailAttachment.php
mapPageClusterSelectBuild.php
mapPageDistanceSearch.php
mapPageDistanceSearch_Quick.php
mapPageFavoritesLogin.php
mapPageJoin.php

mapPageLogIn.php
mapPageMapFavoritesListing.php
mapPageNavigationBuild.php
netLog.php
netLogin.php
netLoginEmail.php
orderTracking.php
overlayAboutFavorites.php
overlayAboutLoyalties.php
overlayAboutSpeech.php
overlayAboutUs.php
overlayEmailPage.php
overlayFavSavePage.php
overlayFavSaveResponsePage.php
overlayHelpPage.php
overlayIWHelp.php
overlayListingEmailPage.php
overlayMapPage.php
overlayNoSpecials.php
overlayNotNow.php
overlayPage.php
overlayTrustPage.php
overlayUseGPSPage.php
path.php
pathFiles.php
pathJCS.php
recommendationsAddComments.php
recommendationsBuilder.php
recommendationsCommentForm.php
recommendationsFindMembers.php
recommendationsMemberSelectProfile.php
recommendationsPersonalProfile.php
recommendationsRetrieve.php
search1.php
xProtect.php
trackingSearchPage.php
supportAdd.php
stripInputVars.php
storeClicker.php
specialsThumb.php
specialsRetrieve.php

specialsEmail.php
seqAdjust.php
searchRetrieve.php

Profile
PHP Module
blasterLoginSec.php	File	121737	Total
checkOpenX.php	Modules	39
checkOpenZ.php			File	155904
closeMail.php			Modules	43
cr_randString.php
findMe.php
getBlasts.php
loadDataDiv.php
loadMemberSearchDiv.php
loadPolling.php
localRetrieveUser.php
mail.php	Javascript Module
mailInvite.php	_jsMemberSearch.js			File	34167
messageBroadcast.php	_jsProfile.js			Modules	4
pAdd.php	imbBack.php
pAdd_Admin.php	secPW.js
path.php
path_mp.php
pathFiles.php
pDemo.php
pDemo_Admin.php
pPic.php
profile_Check.php
profile_Check_Confirm.php
profileLogin.php
profileLogin_Check.php
profileLogin_Search.php
profileLogin_Upd.php
profileLoginSec.php
profileLoginSecIn.php
profileLoginSecInOut.php
pwConvert.php
retrieveTotal.php
retrieveUserLists.php
secLogin.php
shipMessage.php
sms.php
aGet_Cr.php
aLog.php

Message Man
PHP Module
path.php	File	61321	Total
path_mp.php	Modules	27
pathFiles.php			File	110212
pwConvert.php			Modules	32
retrieveTotal.php
retrieveTotal_Loc.php
retrieveUserLists.php
retrieveUserLists_Loc.php
retrieveUserLists_Staff.php
secLogin.php
shipMessage.php	Javascript Module
shipMessage_Loc.php	_jsBlaster_Staff.js		File	48891
shipMessage_Staff.php	_jsBlaster_VS.js		Modules	5
sms.php	_jsBlaster.js
aGet_Cr.php	_jsBlaster_min.js
aLog.php
blasterLogin.php
blasterLogin_Loc.php
blasterLogin_Staff.php
blasterLoginSec.php
checkOpenX.php
cr_randString.php
getBlasts.php
loadPolling.php
localRetrieveUser.php
mail.php
messageBroadcast.php

Quick Check
PHP Module
aText.php	File	178142	Total
cardRemove.php	Modules	50
cardRetrieve.php			File	395868
cardRetrieve_Old.php			Modules	66
cardSave.php
cardUse.php
catSearch.php
communitySelectOptions.php
cr_decrypt.php
cr_encrypt.php	Javascript Module
cr_generateKeys.php	index.js		File	217726
cr_Master.php	locator.js		Modules	16
cr_randString.php	loc2.js
cr_test.php	profile.js
dealsStateListing.php	purchases.js
entryDivs.php	favorites.js
favoritesListing.php	prng4.js
favoritesPage.php	rng.js
favoritesUpdate.php	rsa.js
findMe.php	sha1.js
getPromoImage.php	sha256.js
logWindow.php	sha512.js
memberAddress.php	asn1.js
memberEmail.php	cr_js.js
memberLogin.php	jsbn.js
memberName.php	md5.js
memberPW.php
memberPW_Reset.php
memberUserID.php
path.php
purchaseListing.php
purchaseListingDetail.php
purchaseSingleTran.php
qpLoc.php
qpLoc2Log.php
qpLogin.php
rawCardInputs.php
receipt.php

requestsLoc.php
search1.php
searchRetrieve.php
signUpDivs.php
signUpValidation.php
smsMailer.php
upgradeCheck.php
aGet.php
aGet_Cr.php
aGetO.php
aLog.php
aResetPassword.php

QC Embed
PHP Module
qpLoc.php	File	175077
qpLoc2Log.php	Modules	50
qpLogin.php
rawCardInputs.php
receipt.php
requestsLoc.php
search1.php
searchRetrieve.php
signUpDivs.php
signUpValidation.php
smsMailer.php
upgradeCheck.php
aGet.php
aGet_Cr.php
aGetO.php
aLog.php
aResetPassword.php
aText.php
cardRemove.php
cardRetrieve.php
cardRetrieve_Old.php
cardSave.php
cardUse.php
catSearch.php

communitySelectOptions.php
cr_decrypt.php
cr_encrypt.php
cr_generateKeys.php
cr_Master.php
cr_randString.php
cr_test.php
dealsStateListing.php
entryDivs.php
favoritesListing.php
favoritesPage.php
favoritesUpdate.php
findMe.php
getPromoImage.php
logWindow.php
memberAddress.php
memberEmail.php
memberLogin.php
memberName.php
memberPW.php
memberPW_Reset.php
memberUserID.php
path.php
purchaseListing.php
purchaseListingDetail.php
purchaseSingleTran.php

V Store
PHP Module
splashPage.php	File	641920	Total
storeAdd.php	Modules	112
storeClicker.php			File	2080675
storeInquiries.php			Modules	130
storeLogin_EX.php
storeLoginX.php
tbBlock.php
tbListRemove.php
tbMail.php	Javascript Module		File	1438755
tbReadSave.php	getLinker.js		Modules	18

tbRemove.php	internalStore.js
tbSave.php	internalStore1.js
tbSentMailRemove.php	internalStore1Old.js
text.php	internalStore2.js
aGet_Cr.php	internalStoreOLD.js
aLog.php	introJS.js
archiveSentNote.php	jquery.iosslider.js
checkOpenMicro.php	jsAnim.js
checkOpenX.php	knockout.js
cr_randString.php	messaging.js
createSalesErrorRecord.php	micro.js
createSalesTranRecord.php	micro2.js
createVerificationData.php	OOH.js
editFavoritesRemove.php	popUpStore.js
editMyBannedList.php	rDeanSeat.js
editMyFavorites.php	UNYOS.js
editMyPublicWall.php	video.js
editMyRolodex.php
externalLogin.php
favoritesAddX.php
favoritesListing.php
favoritesLogInX.php
favoritesMemberAdd.php
favoritesMemberCheck.php
favoritesMemberRemove.php
favoritesPrivateMemberAdd.php
favoritesPrivateMemberFind.php
formatPrivateWall_Final.php
formatPublicWall.php
formatPublicWall_Final.php
getLinker.php
getPrivateLinker.php
getRow.php
getSeat.php
loadPolling.php
localRetrieveBlasterLaunch.php
localRetrieveBlasterPages.php
localRetrieveCalendarPages.php
localRetrieveContactPages.php
localRetrieveGalleryBuilder.php
localRetrieveGalleryImagePages.php

localRetrieveGalleryPages.php
localRetrieveHelpPages.php
localRetrievePages.php
localRetrievePostPages.php
localRetrievePostPages_New.php
localRetrievePostPages_Refresh.php
locationStoreX.php
mailer1.php
memberInvite.php
memberJoin.php
memberMailLink.php
orderTracking.php
overlayDisclaimerPage.php
overlayEmailPage.php
overlayGeneralErrorPage.php
overlayImageGalleryPage.php
overlayPage.php
path.php
path_F.php
path_mp.php
path_U.php
pathFiles.php
paymentDetails.php
paymentEntranceForm.php
paymentProcess1.php
paymentProcess2.php
paymentProcessM1.php
paymentProcessM2X.php
paymentProcessMX.php
paymentProcessMX_New.php
paySig.php
postLogin.php
postUserMail.php
postUserMessage.php
postUserMessage_New.php
privateWall.php
privateWallBuild.php
publicPostsAct.php
qpFollowerList.php
qpLogin.php
quickJoin.php

readSentMail.php
receipt.php
receiptForStore.php
saleInventory.php
saleItemsPic.php
saleItemsX.php
searchMemberDB.php
searchMemberSite.php
sendGeneralMessage.php
sendMeAPersonalNote.php
sendMeAPersonalNote_Login.php
sendMeAPersonalNote_Login_p.php
setAllPostingPages.php
setMicroPages.php
setOPages.php
shareMail.php
sms.php
smsMailer.php
specialRetrieveDetails.php
specialsEmail.php

Store Manager
MXML Module
Markets_storeECommercPages.mxml	File	6120831	Total
Markets_storeEmbedLinks.mxml	Modules	131
Markets_storeEmulator.mxml			File	6225756
Markets_StoreLandingPage.mxml			Modules	184
Markets_storeMessageBoard.mxml
Markets_storeServices.mxml
Markets_storeStaffManager.mxml
Markets_storeStaffMessage.mxml	ActionScript Module			File	104925
Markets_storeStaffMobileCalendar.mxml	getSystemDateandTimeasInt.as			Modules	53
Markets_storeStaffSchedule.mxml	getSystemDateFormatted.as
Markets_storeStaffStoreCalendar.mxml	getSystemDateFuture.as
Markets_storeWebPages.mxml	getSystemTime.as
Markets_SystemCardSales.mxml	getSystemTimeasString.as
Markets_SystemLog.mxml	getSystemTimeFormatted.as
Markets_webMessages.mxml	getSystemTimeHHMMSS.as
Markets_webPagesGallery.mxml	IconCellRenderer.as

Markets_webPersonalPages.mxml	messagingVariables.as
l_license_TerritoryOpportunity.mxml	returnDate.as
l_mainServicesCountyLicense.mxml	returnDateAsInteger.as
l_mainServicesStateLicense.mxml	returnDateFormatted.as
license_Activity.mxml	returnDateFormattedAsInt.as
license_AdminManager.mxml	RSSParser.as
license_AdminPricer.mxml	setHelpFlag.as
license_AnnounceBuilder.mxml	videoPlayer.as
license_Announcement.mxml	WindowsControlFunctions.as
license_CodeManager.mxml	aspectRatioCalculator.as
license_commentResponse.mxml	buildCallistoName.as
license_CountyActivationPings.mxml	buildCallistoUserName.as
license_CountyStorePricer.mxml	buildDeleteConfirmationWindow.as
license_CountyTerritoryMap.mxml	buildHTMLPopUp.as
license_Forms.mxml	buildImageArrayCollection.as
license_Introduction.mxml	buildImagePopUp.as
license_MainServicesAdmin.mxml	buildMessagePopUp.as
license_StateCounties.mxml	buildPopUp.as
license_StateFinancials.mxml	buildPopUpC.as
license_StateMaterials.mxml	buildPopUpfromImageObject.as
license_StateReporting.mxml	buildToolTipArrays.as
license_StateSupport.mxml	buildTVPlayerPopUp.as
license_Store.mxml	calculateStartandEndDates.as
license_TerritoryOpportunity.mxml	callHelpRoutine.as
license_VStoreSales.mxml	convertCommas.as
mainServicesAdmin.mxml	convertSpecialChars.as
mainServicesB.mxml	convertSpecialCharsforXML.as
mainServicesManager.mxml	createDateArray.as
mainServicesMGR.mxml	createDeleteWindowforContentWarehouse.as
mainServicesPP.mxml	createFileName.as
mainServicesStateLicense.mxml	createHelpMessage.as
Manager_mainServices.mxml	createJPGfromCanvas.as
Markets_ActivityMonitorBumper.mxml	createJPGfromScreenImage.as
Markets_activityMonitorConsumer.mxml	createThumbNail.as
Markets_activityMonitorMaster.mxml	DataGridDataExporter.as
Markets_affiliateProcess.mxml	datagridSamples.as
Markets_appointmentBaseHours.mxml	DateGenerator.as
Markets_appointmentCalendar.mxml	displayHelpMessage.as
Markets_appointmentHolidays.mxml	displayVideoPlayer.as
Markets_auctionIntro.mxml	flipToolFlag.as
Markets_auctionResults.mxml	getDateFromInputDate.as

Markets_categoryAssignment.mxml	getHelpString.as
Markets_categoryCreate.mxml	getSharedObjects.as
Markets_categoryEditor.mxml	getSystemDate.as
Markets_categorySequencer.mxml	getSystemDateandTime.as
Markets_communityCalendar.mxml
Markets_corporateServices.mxml
Markets_duplicatesManager.mxml
Markets_flaggedLocations.mxml
Markets_forumLocationPings.mxml
Markets_forumManager.mxml
Markets_forumQuestions.mxml
Markets_forumStatistics.mxml
Markets_Gateway.mxml
Markets_giftCards.mxml
Markets_helpSystem.mxml
Markets_introConsole.mxml
Markets_inventoryIntro.mxml
Markets_inventoryUpdate.mxml
Markets_listBannedApproved.mxml
Markets_listCustomers.mxml
Markets_listFollowerManager.mxml
Markets_listIntroduction.mxml
Markets_listNetworkMembers.mxml
Markets_listPrivateManager.mxml
Markets_listStoreInquiries.mxml
Markets_mainServicesSM.mxml
Markets_mapBuilder.mxml
Markets_MemberLeve.mxml
Markets_messagingPlans.mxml
Markets_messagingSMSBuilder.mxml
Markets_messaginMailBuilder.mxml
Markets_microManager.mxml
Markets_monitorMaster.mxml
Markets_msgBlastLogin.mxml
Markets_NetMgr_FailedTransactions.mxml
Markets_NetMgr_TranEdit.mxml
Markets_NetMgr_TranPhoto.mxml
Markets_netMgrCommunities.mxml
Markets_netMgrLocationLoader.mxml
Markets_netMgrRedirect.mxml
Markets_networkCSVtoDB.mxml

Markets_networkLocations.mxml
Markets_networkLocationServices.mxml
Markets_networkProductDuplicator.mxml
Markets_networkStaff.mxml
Markets_networkStaffAssignments.mxml
Markets_networkStaffReviewer.mxml
Markets_networkStoreProcess.mxml
Markets_networkVC.mxml
Markets_networkZipCountyLoader.mxml
Markets_newCustomers.mxml
Markets_PaymentGatewayMonitor.mxml
Markets_paymentGatewaySystem.mxml
Markets_personalWebPages.mxml
Markets_processManager.mxml
Markets_profileManager.mxml
Markets_quickCheck.mxml
Markets_QuickCheckMonitor.mxml
Markets_QwikSeeSlide.mxml
Markets_reportsReceipt.mxml
Markets_reportsSalesCards.mxml
Markets_reportsSalesGeneral.mxml
Markets_reportsSalesSummary.mxml
Markets_reposrtsQCardDB.mxml
Markets_salesBuilder.mxml
Markets_salesBulkLoader.mxml
Markets_salesCategory.mxml
Markets_salesEditor.mxml
Markets_salesSequence.mxml
Markets_signedReceipts.mxml
Markets_smsIntro.mxml
Markets_specialsActivity.mxml
Markets_specialsBuilder.mxml
Markets_specialsCommunityPublisher.mxml
Markets_specialsIntroAcct.mxml
Markets_specialsManager.mxml
Markets_specialsOffer.mxml
Markets_storeCalendar.mxml
Markets_storeCompanyAnnounce.mxml
Markets_storeECommerceSetup.mxml

Database Tables

The applications are driven by a MySql database that includes approximately 9,000 tables.  A listing of these tables is included as a reference.

Tables that include a two digit label at the end of their table name and move between 00 and 99 represent hash coded tables that are equivalent to a logical single table.  The hash coding is used to separate tables that will expand to large numbers and represent some type of transaction activity within the applications.

Tables are used throughout the system and connected through two primary keys – Location ID and User ID.  In general almost all of the hash coding schemes rely on the use of either a hashed Location ID or User ID.

Systems

The applications are running in a Unix environment (Centros)  with Apache and including MySql and PHP.  Although Java has been used in certain cases, these Software does not currently require TOMCAT (for rendering Java code).

Trade Names:

The names used by the software include Quick Check, Carponet, and the VStore. None of these has been registered as a trademark, although a copyright notice is included on the splash page.

Inventions and Patents:

Two principal inventions have been created.  The first covers a storage architecture for managing secure content over the Internet and routing this content using tokens to a mobile phone (Software invention).  A second invention is in process that covers a new hardware router that links independent computers through a common communication system (Hardware invention).  This invention is current entitled XServer (formerly MUSIC) and was defined in July 2014 as a way of extending the connection of a remote server within local environments.  The XServer is designed to operate as a free standing system that can integrate multiple display and sensor applications within a single computer platform.   The XServer is a refinement of the MUSIC architecture defined by Seller and will be included within a new patent application of the Company.

A new invention (Sept 2014) has been created by the Seller entitled the “MicroCast Registry and Finder” or the Registry.  The Registry has been designed to provide a common resource for the computer industry for defining the address and location of on-the-ground transmission devices and will be introduced as a collection of database tables and a browser for viewing these database elements. The Seller controls this asset, which will be brought to the market through the MicroCast Communications LLC (or MCC) in which the Seller currently controls 82% of the member interests.  MCC is the owner of the Registry.

The Seller has agreed to manage his ownership interests in MCC through a separate enterprise,  MC Holdings LLC (or MCH),  that will be jointly owned by the Seller and the Buyer.  The Seller will control 55% of the ownership interests in MCH and the Buyer will control 45%. The management of MCH is by a simple majority, which will be under the control of the Seller.

The Seller will also maintain management control and oversight of MCC, including the right to include additional investors in MCC that may dilute the Seller and Buyer interests and the interests of all members of MCC. The Buyer will be notified in advance where such events occur.

The goal of the Seller is to maintain MCC and the Registry as strategic assets for the Internet and the computer industry that are not biased to the interests of any investor or member’s related enterprises.  The Buyer agrees to participate in the leadership of MCC through membership in a Special Interest Group or (SIG) MCC will be establishing for leaders in the computer and technology industries and to use the Registry, where appropriate, in transmission applications the Buyer brings to the market.  The Registry is designed to help increase the use of transmission technologies in the marketplace by establishing a common physical addressing scheme and verification program as a new standard for transmission identification. The tables established by the Registry are not designed for consumer use.  The end user applications of how these transmission devices are used in the marketplace will largely be through 3rd party applications developers, including those created by the Buyer.  MCC will be seeking patents on key inventions related to the Registry, including its storage architecture for the control of the transmission identifiers, with the costs of these patent filings covered by MCC and owned by MCC.

A financial invention, QwikSee, was created in April 2014 to establish a method for supporting payments using a closed-loop network.  QwikSee and its software components, URL and business methods are included as part of the asset transfer by the Seller, which is designed to establish a private payment network that allows individuals and merchants to exchange funds using a private communications network managed by the Company.

Details of these inventions is included in the attached folder KRIZ BACKUP and in the separate folders, MULTI SCREEN PORTAL HARDWARE and STORE IP.

Copyrights and Copyrightable Works:

Copyright notices have been included inside the key modules, but these modules are kept as trade secrets and are not registered with the government.

All mask works and all applications, registrations and renewal:

NA

Trade Secrets:

The software includes the various algorithms, approaches, processes and reduction to practice of the various trade secrets and confidential information related to the acquisition of the software.  There are no formal design documents, other than power point presentations, which are not accurate in terms of the final functionality.

There is no discussion of pricing in any of the software documentation.

There are no external suppliers required for the production of the software other than the access to the Apache/MySql/PHP developer package.

A BP for CarpoNet (and covering the Locator and VStore software) is included as a reference to the business approach for the technology in 2012.  This document was not circulated other than through confidentiality agreements ( See CarpoNet BP in KRIZ BACKUP folder).

A design document was created in 2012 to highlight the evolving visual design elements of the application.  This was meant to be read as part of the CarpoNet BP channels ( See CN Design ELements v4.0 in KRIZ BACKUP folder).

A go to market sales plan was also created around the product, which highlighted a potential way the software could be marketed through various channels ( See CN Marketing v4.0 in KRIZ BACKUP folder).

An exec summary that highlighted the overall business opportunity for the software was created to highlight the projected downstream potential for the market ( See CN Exec Summary v4.0 in KRIZ BACKUP folder).